UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 19, 2019
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

LabCorp® (NYSE: LH), a leading global life sciences company that is deeply integrated in guiding patient care, today announced a new assay in its therapeutic drug monitoring (TDM) DoseASSURE® portfolio. The new Certolizumab Concentration and Anti-Certolizumab Antibody DoseASSURE™ CTZ assay, helps physicians monitor individual drug response for patients who are on Certolizumab, a biologic drug used to treat certain inflammatory diseases, such as rheumatoid arthritis and Crohn’s disease.

Biologic drugs are complex, protein-based therapies that can be used to treat certain inflammatory diseases and are among the fastest growing class of drugs available today. However, the expense of these medications and the variability in patient response can present numerous challenges. LabCorp’s DoseASSURE® portfolio helps address these challenges by providing quantitative, patient-specific measurement which can guide patient therapy. With the launch of the DoseASSURE CTZ, LabCorp now has the most comprehensive biologics TDM menu in the industry, targeting the largest number of biologic drugs.

Exhibit Index	Exhibit 99.1	Press release of the Company, dated February 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ EDWARD T. DODSON
Edward T. Dodson
Chief Accounting Officer
February 19, 2019